UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2023

KOHL’S CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	001-11084	39-1630919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N56 W17000 Ridgewood Drive Menomonee Falls, Wisconsin	53051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (262) 703-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	KSS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2023, Peter Boneparth notified the Board of Directors of Kohl’s Corporation (the “Company”) that he intended to retire from the Board at the end of his current term and would not be standing for re-election at the Company’s 2024 Annual Meeting of Shareholders. Mr. Boneparth’s decision was not due to any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

Also on November 7, 2023, the Board of Directors of the Company increased the size of the Board to twelve members and appointed Adolfo Villagomez to fill the new Board seat effective on that date. Mr. Villagomez will initially serve on the Board of Directors’ Audit Committee.

As a non-employee director of the Company, Mr. Villagomez will participate in the Company’s Non-Employee Director Compensation Program, as described in Exhibit 10.12 of the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2023. Pursuant to the Non-Employee Director Compensation Program, Mr. Villagomez is expected to receive an equity award on December 15, 2023. This award, which will be comprised of restricted shares, will have a “grant date fair value” of approximately $145,000, calculated in accordance with FASB ASC Topic 718. The restricted shares will vest on the first anniversary of the date of grant.

Mr. Villagomez does not have any arrangement or understanding with any persons pursuant to which he was selected as a director. Mr. Villagomez does not have any family relationship with any officer or director of the Company. Further, Mr. Villagomez has not been involved in any related transactions or relationships with the Company as defined in Item 404(a) of Regulation S-K.

Item 8.01.	Other Events.

On November 7, 2023, the Board of Directors of the Company appointed Michael Bender Chair of the Board of Directors of the Company effective immediately upon the conclusion of Mr. Boneparth’s current term as a director.

A copy of the November 8, 2023 press release announcing Mr. Boneparth’s retirement, Mr. Villagomez’ appointment as a director and Mr. Bender’s appointment as Board Chair is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Also on November 7, 2023, the Board of Directors of the Company declared a quarterly cash dividend of $0.50 per share. The dividend will be paid on December 20, 2023 to all shareholders of record at the close of business on December 6, 2023. A copy of the press release announcing the dividend is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated November 8, 2023 Regarding Board Leadership Transition Plan and New Director

99.2	Press Release dated November 8, 2023 Regarding Dividend

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 8, 2023	KOHL’S CORPORATION

	By:	/s/ Jennifer Kent
Jennifer Kent
Senior Executive Vice President,
Chief Legal Officer and Corporate Secretary